Shaanxi Longmen Iron & Steel Group Co., Ltd.
                           General Steel Holdings Inc.
                             Joint Venture Agreement





                  Shaanxi Longmen Iron & Steel Group Co., Ltd.
                           General Steel Holdings Inc.

                                    June 2007

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                             JOINT VENTURE AGREEMENT

1. GENERAL PROVISIONS

1.1 In accordance with the Law of the People's Republic of China on Company Establishment ("Company Law") and other relevant published laws and regulations of China, the following Parties hereby enter this initial joint venture agreement ("Agreement") with the intention of forming a joint venture enterprise:

      Party A: Shaanxi Longmen Iron and Steel Group Co., Ltd. (Long Steel)

      Party B: General Steel Holdings Inc. (GSHO)

2. PARTIES TO THE JOINT VENTURE

2.1   Parties to this Agreement are as follows:

      Party A: Shaanxi Longmen Iron and Steel Group Co., Ltd.

      Legal Representative: Zhang, Dan Li

      Party B: General Steel Holidings Inc.
        (Investing  in  Joint  Venture  through  its  subsidiaries   Tianjin
        Daqiuzhuang  Metal  Sheet  Co.,  Ltd.  and  Tianjin  Jing Qiu  Steel
        Company)

      Legal Representative: Yu, Zuo Sheng

      Parties A and B may be hereinafter referred to individually as a "Party" and collectively as the "Parties."

      Each of the Parties hereby presents and warrants that it has full legal authority and power to enter into this Agreement and perform its obligations hereunder and that its legal representatives named above are duly authorized to sign this Agreement and other relevant documents on behalf of such Party.

3. ESTABLISHMENT OF THE JOINT VENTURE

3.1 In accordance with the Company Law and other relevant laws and regulations of the People's Republic of China, the Parties hereby agree to establish a Joint Venture Limited Liability Company (hereinafter referred to as "Joint Venture" or "JV").

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3.2   The English name of the Joint Venture is:  Shaanxi  Longmen Iron and Steel
      Co., Ltd. This name may be subject to change and future amendment by the Board of Directors of the Joint Venture.

      The legal address of the Joint Venture is: Longmen County, Han Cheng City, Shaanxi Province, China.

3.3 All activities of the Joint Venture conducted shall be governed and protected by the laws, decrees and relevant rules and regulations of the People's Republic of China.

3.4 The form of organization of the Joint Venture shall be a limited liability company. The liability of each Party is limited to their capital contribution to the registered capital in accordance with Section 5 of this Agreement, including increases and decreases in each Party's share of ownership interest made in compliance with the Chinese regulations. The profit of the Joint Venture will be distributed according to the ratio of registered capital contributed by each Party. Within the first three years of operation of the Joint Venture, 40% of the profit will be distributed to Party A, and 60% will be distributed to Party B.

4: PURPOSES, SCOPE AND SCALE OF PRODUCTION AND BUSINESS

4.1 The purposes of the establishment of the Joint Venture shall be in conformity with the mutual desires of each Party: to strengthen economic cooperation and technical exchanges, to improve the product quality and the production capacity, to develop new products and gain competitiveness in both domestic and international markets in terms of quality, variety and price by adopting advanced technology in the production of steel products, and the adoption of advanced management methods, so as to constantly raise economic results and ensure satisfactory economic benefits for each Party.

4.2 The production and business scope of the Joint Venture shall be the production of steel products, mainly steel products classified as "long products." The products shall be sold in both domestic and overseas markets.

4.3 The targeted production capacity of the Joint Venture operations will be 5 million metric tons annually.

5: TOTAL INVESTMENT, REGISTERED CAPITAL AND OWNERSHIP

5.1   The  total  amount  of  investment  is  500,000,000   RMB   (approximately
      USD$65,780,000).

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      Party A will invest using its relevant  net assets  valued at  200,000,000
      RMB (Refer to Contributed Relevant Net Assets sheet for details).

      Tianjin Daqiuzhuang Metal Sheet Co., Ltd. will invest 160,000,000 RMB, representing 32% of total registered capital.

      Tianjin QiuSteel Investment Co., Ltd. will invest 140,000,000 RMB, representing 28% of total registered capital.

      The investment for registered capital will be contributed step by step.

      The Parties will invest subject to physical materials and cash.

      Investment of physical materials shall be subject to the appraisal value evaluated by the appraisal agency employed by the Parties, cash investment shall be subject to capital verification, which will be valid only upon the agreement between the Parties.

5.2 Ownership Interest

      Party A will own 40% ownership interest in the Joint Venture according to its capital contribution.

      Party B will own 60% ownership interest in the Joint Venture according to its capital contribution.

6: RESPONSIBILITIES OF THE PARTIES

6.1   Responsibilities of the Party A:

      6.1.1 Party A shall actively cooperate with Party B to sign and or provide all necessary documents to assist Party B in the preparation of all necessary procedures for the purpose of Business Registration.

      6.1.2 Party A shall provide all relevant documents about this stock right provide to Party B. Party A shall not withhold any relevant information from Party B.

      6.1.3 Party A verifies that except the data and information disclosed to Party B pursuant to this agreement, Party A is not be liable for any other debt and liability, and is not involved in any other legal proceedings involving economic dispute and threat.

      6.1.4 Party A shall ensure that from the signing date of this Agreement to the date of the Joint Venture establishment, to maintain the current business activity of Party A. Without the consent of Party B, Party A shall not alter the conditions of Party A's operations at the date of signing this contract (including but not limited to: the financial situation of Party A disclosed to the public and various contacts signed with others) and not enter into any agreement that will hinder the stock interest described in this Agreement. In the event Party A does not comply with this section of the Joint Venture Agreement, Party A agrees to compensate Party B for all losses caused hereby.

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      6.1.5 Upon the establishment of the Joint Venture, Party A ensures that it shall provide the Joint Venture at reasonable prices which shall not be higher than prevailing market prices the necessary raw material, including, but not limited to: iron powder, oxygen, electricity, water, heating, for the Joint Venture to operate at its targeted levels of capacity.

6.2   Responsibilities of Party B.

      Party B shall contribute registered capital contributions in accordance with term 5.1 of this Agreement.

      Party B shall, within reasonable levels of operating efficiencies necessary to accomplish the stated goals in this Agreement of the Joint Venture, endeavor to create maximum employment opportunities in Joint Venture operations for the existing workforce of Party A.

7. FURTHER COOPERATION

7.1 In the event Party A desires to sell any subsidiary not included as part of the relevant assets contributed to the Joint Venture as stated in this Agreement, Party A will give Party B first right of refusal for any purchase.

7.2 Pertaining to the further development as of the date of this Agreement of the Daxigou Mine owned by Party A, Party A will offer Party B the right of first refusal for any development project. In the event Party B elects not to participate with Party A in a development project of Daxigou Mine, Party B will have the right to approve any other entity that Party A desires to work with in any related development project. In the event Party B elects not to participate with Party A in a development project and Party B approves another entity with which Party A may work with in the development project, products derived from the project, including, but not limited to iron ore, shall be offered first to Party B at rates not higher than prevailing market rates.

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8. PRODUCTION AND SALES OF PRODUCTS

8.1 The products of the Joint Venture shall be sold in the domestic market and the best efforts will be made in order to sell part of the products in the overseas market.

8.2 The products of the Joint Venture shall be sold throughout China without geographic restriction and may be sold by the Joint Venture directly or indirectly through approved distributors. The sales methods and prices shall be determined by the General Manager of the Joint Venture following recommendation of the Board of Directors of the Joint Venture based on the domestic market conditions, competitiveness of the products and the economic situation of the Joint Venture. The Joint Venture shall be free to determine and raise the selling prices of its products and to sell at its own discretion, in accordance with the preceding provisions.

9: BOARD OF DIRECTORS

9.1 Members of the Board of Directors for the Joint Venture shall be established as follows:

      Party A will appoint two of the directors; and

      Party B will appoint three of the directors.

9.2 The Members of the Board of Directors at the commencement of the Joint Venture are as follows:

      1. Yu, Zuo Sheng
      2. Zhang, Danli
      3. Yu, Ye An
      4. Yang, Shi Li
      5. Su, Xiao Gang

      The term of office for each Member of the Board of Directors is three (3) years. The term of a Member of the Board of Directors can be renewed upon expiration.

9.3 The Board of Directors shall decide all major issues concerning the Joint Venture. In handling all important matters, the Board of Directors shall reach its decision through consultation among the Members in the principle of equality and mutual benefit. All issues of the Joint Venture shall be discussed and approved by a minimum two thirds majority vote of the Members of the Board of Directors. The Shareholder Meeting shall prescribe those significant issues which need to be approved by all Members of the Board of Directors.

9.4 The Board of Directors shall appoint a Chairman that shall be elected through Board Meeting. The legal representative of the Joint Venture can either be the Chairman or another Member of the Board of Directors elected by the Board of Directors. The legal representative will carry out all rights on behalf of the Joint Venture.

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9.5   The Board of Directors  shall convene at least two meetings each year. The meetings shall be called and presided over by the Chairman of the Board of Directors. The General Manager and the Vice General Manager of the Joint Venture may attend as non-voting members the meetings of the Board of Directors. Venues for the Board of Directors meetings shall be decided by mutual agreement of both Parties. The Chairman may convene interim meetings based on proposals made by more than one third of the Members of the Board of Directors. The minutes of all Board of Directors meetings will be kept on file. The Members of the Board of Directors have the right
      to  be   represented   at  Board  of  Director   Meetings  by   designated
      representatives which shall have proxy voting ability.

9.6 A decision signed by all the Members of the Board of Directors has the same validity as a decision made during an official Board of Directors meeting.

10: BUSINESS MANAGEMENT ORGANIZATION

10.1 The Joint Venture shall establish a management office which shall be responsible for its daily management. The management office shall have one
      (1) General Manager, one (1) Vice General Manager as listed below:

      1.    Zhang, Dan Li

      2.    Su, Xiao Gang

      The term of office shall be three (3) years.

10.2 The responsibilities of the General Manager shall be to carry out the decisions of the Board of Directors, and to organize and direct the daily management of the Joint Venture in accordance with the provisions of this Agreement and the Articles of Incorporation. Department managers shall be responsible for the work in the respective departments of production, technology, business operation, finance and administration, and other matters as may be delegated by the General Manager and the Vice General Manager. The General Manager shall present to the Board of Directors for approval the organizational structure of the Joint Venture and the annual operational budget, including proposed appointments of department managers as well as their remuneration.

10.3 The General Manager and Vice General Manager shall not serve as employees of other entities, and shall not serve or act on behalf of other economic entities in competition with the Joint Venture except that either of them may be an officer, director or employee of their respective Party.

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10.4  The  Joint  Venture  shall  establish   company   regulations,   including
      regulations on internal control and auditing by international standards according to the requirements as may be required by American Stock Exchange or similar relevant entity.

10.5 The Chief Financial Officer of the Joint Venture shall be appointed by Party B.

11: LABOR MANAGEMENT

11.1 Policies relating to matters such as the total number of employees, recruitment, dismissal, wages, welfare, benefits, labor insurance, bonuses and labor discipline shall be determined by the General Manager in accordance with Labor Law and other promulgated relevant laws and regulations of the People's Republic of China, policies stipulated by the Board of Directors, and the financial condition of the Joint Venture.

11.2 The Joint Venture shall have the right to recruit and hire employees directly from any available sources including, but not limited to existing operations of Party A. In all cases, the Joint Venture shall employ only those employees who are sufficiently qualified for employment, as determined through tests and/or examinations.

11.3 The Joint Venture, acting through the General Manager, will sign individual labor agreements with each employee. Each labor agreement shall include type of work, technical ability and wages of such employee, according to the framework duly approved by the Board of Directors, and shall be filed for reference at the local labor management department.

11.4 The labor agreements of all employees likely to receive confidential information and/or particular training from the Joint Venture or from Party B shall include, in addition to confidentiality undertakings, non-competition clauses pursuant to which they shall not be permitted to work for an enterprise or organization in the same field as the Joint Venture for a period of two (2) years after leaving the Joint Venture.

12: TAXES, FINANCE, AUDIT AND PROFIT DISTRIBUTION

12.1 The Joint Venture shall pay various taxes in accordance with relevant laws and regulations of the People's Republic of China.

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12.2  Employees of the Joint Venture shall be  responsible  for paying their own individual income tax or personal income adjustment tax in accordance with relevant laws and regulations of the People's Republic of China.

12.3 The Joint Venture shall pursue all favorable government policies and programs relevant to commercial enterprises with operations contributing to the development of the Western Region of the People's Republic of China.

12.4  The fiscal year of the Joint  Venture  shall be from January 1 to December
      31. All vouchers, receipts, statistical statements, reports and account books shall be written in Chinese, provided that any such documents upon request of Party B shall be translated into English. Monthly, quarterly and annual financial reports shall be prepared in Chinese and English and submitted to the Board of Directors.

12.5 The Joint Venture shall engage a public accounting firm registered in People's Republic of China to conduct annual financial auditing and routine functions as may be required by relevant laws of the People's Republic of China. In addition, the Joint Venture shall engage a public accounting firm registered in the United States to conduct annual audit and routine functions as may be required by the United States Securities and Exchange Commission.

12.6 The Joint Venture shall establish bylaws, operating regulations and general governance procedures based on those customarily used and required for publicly traded companies in the United States. The fees for establishing and maintain said bylaws, operating regulations and general governance procedures shall be borne by the Joint Venture.

12.7 During the first three (3) months of each year, the General Manager shall prepare the balance sheet, profit and loss statement and a proposal for profit allocation of the prior year, which will be submitted to the Board of Directors for review.

13: DURATION OF THE JOINT VENTURE

13.1 The duration of the Joint Venture shall be 30 years from the stated date of establishment. The date of establishment of the Joint Venture shall be the issuance date of the business license. The duration of the Joint Venture can be extended by either Party through a written proposal submitted to the Board of Directors at least six (6) months prior to the stated expiration date. Approval of the duration of the Joint Venture can only be determined by a vote at the shareholder meeting.

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14: DISPOSAL OF ASSETS UPON LIQUIDATION OF THE JOINT VENTURE

14.1 Upon termination of the Joint Venture, liquidation shall be carried out according to relevant laws and regulations of the People's Republic of China. The remaining assets after liquidation shall be distributed in proportion to the capital contribution made by each Party upon the discharge of all liabilities of the Joint Venture.

15: INSURANCE

15.1 The Joint Venture shall maintain all appropriate insurance policies with an insurance company in the People's Republic of China. The types, value and duration of insurance shall be decided by the Board of Directors in accordance with prevailing market standards.

16. TERMINATION OF CONTRACT AND BREACH

      If any of following events occur after the effective date of this Agreement and the establishment of the Joint Venture, either Party by terminate this Agreement.

      (i) Any event or situation that will cause significant negative effect;

      (ii) Information or guarantees made by Party A relevant to this Agreement are verified to be unauthentic or inaccurate;

      (iii) Party A breaches promises made in this Agreement; or

      (iv) Based on commercial, legal and accounting due diligence verification of the on-going business of Party A, Party B reasonably considers that the capital invested by Party A, as defined by this Agreement, receives significant devaluation from the signing of this Agreement to the establishment of the Joint Venture, or shall receive significant devaluation by those effects that can not be controlled by Party B in a short period of time after the establishment of the Joint Venture.

17: FORCE MAJEURE

17.1 Should the performance of this Agreement be directly affected or should it become impossible to perform this Agreement in accordance with the prescribed terms as a result of a force majeure event such as earthquake, typhoon, flood, fire, war, civil disorder, unforeseeable events where the occurrences and consequences are unpreventable and unavoidable without limitation, the Party affected by such event shall notify the other Parties by telegram or facsimile without any delay and, within fifteen
      (15) days thereafter, provide the detailed information on such event and a valid certification document giving reasons for such Party's inability to perform all or part of this Agreement or its delay of the performance.

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17.2  If possible,  the said document  shall be issued by a notary public office at the location where the force majeure event occurs. The Parties shall decide through consultations whether to terminate this Agreement or to waive part of the obligations to be performed under this Agreement or to delay the performance of this Agreement according to the effects of the force majeure event on the performance of this Agreement.

18: APPLICABLE LAW

18.1 The execution, validity, interpretation and performance of this Agreement and dispute resolution under this Agreement shall be governed and protected by the laws of China.

19: DISPUTE RESOLUTION

19.1 Any dispute arising from the execution of or in connection with this Agreement shall first be settled through friendly consultations between the Parties. In the event that no settlement can be reached through consultations, the disputes shall be submitted to the China International Economic and Trade Arbitration Commission located in Beijing for conciliation. The arbitration shall be final and binding on both Parties.

19.2 When the dispute, controversy or claim arising out of or in connection with this Agreement are being resolved either through friendly consultation or through arbitration, the Parties should take the interest of the whole into account and shall not hinder or affect the performance of the provisions other than in dispute, so as to guarantee the smooth operation of the Joint Venture to the extent possible.

20: LANGUAGE

19.1 The Agreement is written in Chinese and English versions, both languages are equally authentic.

21: OTHERS

21.2 The precondition of projected establishment of the Joint Venture in this Agreement is that Party B shall be satisfied about the audit results carried by those certified public accountants appointed by Party B on the business of and assets invested by Party A according to the requirements of United States General Accepted Accounting Principle.

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21.2  This  Agreement  together  with  its  appendices   constitute  the  entire
      agreement of the Parties with respect of the subject matters hereof and shall supersede all prior agreements between both Parties.

21.3 The Parties shall take all such efforts to carry out the purposes of this Agreement and its appendices. Neither Party shall take any action that might have an adverse competitive effect of adverse consequence on the operation of the Joint Venture.

21.4 Any waiver by either Party at any time of a breach of any term or provision of this Agreement shall not be construed as a waiver by such a Party of any subsequent breach, its rights to such term or provision, or any of its other rights hereunder.

21.5 If any one or more of the provisions contained in this Agreement or the appendices hereto shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity legality and enforceability of the remaining provision contained herein or therein shall not in any way be affected or impaired.

21.6 Unless otherwise specifically provided, notices or other communications to either Party required or permitted hereunder shall be: (a) personally delivered; (b) transmitted by postage prepaid registered airmail or by international courier; or (c) transmitted by telex or facsimile with answerback or followed by registered airmail or air courier. The addresses of the Parties listed in this Agreement shall be their respective mailing addresses and their respective facsimile numbers.

21.7  In  witness   whereof,   the  Parties  have  signed  this   Agreement  on:
      _________________________ ,2007 by their duly authorized representatives in six originals, each Party receiving one original in each version, Chinese and English.

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      Parties:


      Party A: Shaanxi Longmen Iron & Steel Group Co., Ltd.



      Signature:
      Legal representative:



      Party B: General Steel Holdings Inc.



      Signature:
      Legal representative